Exhibit 10.2

FOURTH AMENDMENT TO AMENDED AND RESTATED PLAIN ENGLISH GROWTH

CAPITAL LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Amended and Restated Plain English Growth Capital Loan and Security Agreement (this “Amendment”) is made and entered into as of July 31, 2014, by and between AGRI-ENERGY, LLC, a Minnesota limited liability company (“Agri-Energy” or “You”), GEVO, INC., a Delaware corporation (“Gevo”), and TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company (“TriplePoint” or “Us”; together with Agri-Energy, collectively, the “Parties”).

RECITALS

A. Agri-Energy and TriplePoint have entered into that certain Amended and Restated Plain English Growth Capital Loan and Security Agreement dated as of October 20, 2011, as amended by that certain First Amendment to Amended and Restated Plain English Growth Capital Loan and Security Agreement and Forbearance Agreement dated as of June 29, 2012, that certain Second Amendment to Amended and Restated Plain English Growth Capital Loan and Security Agreement dated as of December 11. 2013, and that certain Consent Under and Third Amendment to Amended and Restated Plain English Growth Capital Loan and Security Agreement and Omnibus Amendment to Loan Documents dated as of May 9, 2014 (including all annexes, exhibits and schedules thereto, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, collectively, the “Loan Agreement”), pursuant to which TriplePoint has provided loans and other financial accommodations to or for the benefit of Agri-Energy upon the terms and conditions contained therein. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Loan Agreement shall be applied herein as defined or established therein.

B. Agri-Energy has requested that TriplePoint amend the Loan Agreement to provide for the issuance of the 2014 Warrants (as defined below) by Gevo, and TriplePoint is willing to do so subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and of the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1. Ratification and Incorporation of Loan Agreement and Other Loan Documents; Additional Acknowledgements. Except as expressly modified under this Amendment, (a) Agri-Energy hereby acknowledges, confirms and ratifies all of the terms and conditions set forth in, and all of its respective obligations under, the Loan Agreement and the other Loan Documents and (b) all of the terms and conditions set forth in the Loan Agreement and the other Loan Documents are incorporated herein by this reference as if set forth in full herein. Agri-Energy represents that as of the date hereof, it has no offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to the amount of the Secured Obligations. Agri-Energy hereby reaffirms the granting of all Liens previously granted pursuant to the Loan Documents to secure all Advances.

2. Consent to Issuance of the 2014 Warrants; Equity Issuance; Waiver of Notice. Notwithstanding any term or provision in the Loan Agreement, the Security Agreement, any Warrant Agreement, or any other Loan Document to the contrary, TriplePoint (a) confirms that it has received notice that Gevo intends to conduct (i) an offering of its common stock, par value $0.01 per share, in a firm commitment underwritten public offering and (ii) offerings of the 2014 Warrants (as defined below) entitling the holders thereof to purchase shares of Gevo’s common stock (collectively, the “Equity

Offerings”), pursuant to an effective Registration Statement on Form S-3 (Registration No. 333-187893) (the “Registration Statement”), (b) acknowledges receipt of notice of the Registration Statement and the Equity Offerings to the extent such notice is required pursuant to any Warrant, including Section 8 thereof, (c) waives any notice or other provision of any Warrant, including Section 8 thereof, which may be breached or any other default which may occur as a result of the above, and (d) consents, effective upon the Fourth Amendment Closing Date, to the offering and issuance of the 2014 Warrants, the execution and delivery of the 2014 Warrant Documents (as defined below), and the incurrence of the Indebtedness under the 2014 Warrants so long as (i) the initial issuance of the 2014 Warrants shall have been consummated on or before August 15, 2014, and (ii) such 2014 Warrants are on terms and conditions consistent in all material respects with the terms and conditions specified on Annex A attached hereto or as modified so long as such modifications are not adverse in any respect to TriplePoint.

3. Amendments to Loan Agreement. Agri-Energy and TriplePoint hereby agree, effective upon and subject to the satisfaction of each of the conditions to effectiveness set forth in Section 5 below and the occurrence of the 2014 Issuance Closing Date so long as such date shall occur on or before August 15, 2014, as follows:

(a) The subsection titled “Dividends and Distributions” contained in Section 12 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Dividends and Distributions. You will not, without Our prior written consent, declare or pay any Cash dividend or make a Cash distribution on, or repurchase or redeem, any class of Your Stock; except, that at any time: (a) You or any of Your Subsidiaries may, or may make distributions so that You may, pay the purchase price necessary to consummate the Agri-Energy Acquisitions in accordance with the agreements evidencing the Agri-Energy Acquisitions, including (i) any working capital adjustments, or (ii) any payment required to be made after the Closing Date, as set forth in the Acquisition Agreement and You agree to use the proceeds of such dividends or distributions solely for such purpose; (b)(i) You or Your Subsidiaries may, and may make distributions to Parents for the purpose of allowing Parents to make distributions to Your current or former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) on account of redemptions or repurchases of Stock of You or any of the Parents held by such Persons, pursuant to employee repurchase plans upon an employee’s death or termination of employment and (ii) so long as no Event of Default shall have occurred and be continuing or would immediately result therefrom, You or Your Subsidiaries may, and may make distributions to Parents for the sole purpose of allowing Parents to, and Parents shall use the proceeds thereof solely to, make distributions to current or former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) of You, solely in the form of forgiveness of Indebtedness of such Persons owing to You or any of the Parents on account of redemptions or repurchases of the Stock of You or any of the Parents held by such Persons up to an aggregate amount of $100,000 in any given calendar year; (c) You and Your Subsidiaries may make distributions to any of the Parents for the sole purpose of allowing such Parent to (i) pay federal, state and local income taxes and franchise taxes solely arising out of the consolidated operations of You and Your Subsidiaries, after taking into account all available credits and deductions (provided that neither You nor any of Your Subsidiaries shall make any distribution to any of the Parents in any amount greater than the share of such taxes arising out of Your consolidated net income), and (ii) pay other reasonable administrative and maintenance costs and expenses arising solely out of the consolidated operations (including maintenance of existence) of Parents, You and Your

Subsidiaries and reasonable out of pocket costs and expenses (including, without limitation, the allocable portion of such Parent’s compensation costs for employees of such Parent during the actual time spent by such employees providing services to You); (d) You and Your Subsidiaries may make dividends or distributions, directly or indirectly, to any Parent for the purpose of allowing Gevo, Inc. to purchase or pay Cash in lieu of fractional shares of common Stock arising out of the conversion of convertible securities (including the Convertible Notes (or any Refinancing Indebtedness in respect thereof) or Permitted Conversions) or the exercise of any 2013 Warrant, 2014 Warrant or any other warrants; and (e) You and Your Subsidiaries may make dividends or distributions, directly or indirectly, to any Parent for the purpose of allowing Gevo, Inc. to (i) pay (y) regularly scheduled interest when due and owing on the Convertible Note Indebtedness (or any Refinancing Indebtedness in respect thereof), and/or (z) accrued interest that is due and payable in connection with any Permitted Exchange, in each case, together with fees, costs and expenses from time to time due in connection with the Convertible Note Indebtedness (or any Refinancing Indebtedness or Permitted Exchange in respect thereof), (ii) make Permitted Conversions, (iii) make Permitted Exchanges, and (iv) make payments to the indenture trustee in respect of the Convertible Note Indebtedness (or any Refinancing Indebtedness in respect thereof) of reasonable and customary compensation for its services as the indenture trustee and to reimburse it for reasonable fees, costs and expenses incurred by it and disbursements and advances made by it in such capacity; provided, however, that at any time on or after the date that the Retrofit is completed, and You are producing commercial scale isobutanol and so long as (y) Opco’s Net Worth is greater than or equal to $10,000,000 and (z) no Event of Default has occurred and is continuing, You may declare or pay any dividend or make a distribution on, or repurchase or redeem, any class of Your Stock without limitation.

(b) The subsection titled “Convertible Notes and 2013 Warrants” contained in Section 14 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Convertible Notes, 2013 Warrants, and 2014 Warrants. The making of any cash payment by Gevo, Inc. of the Convertible Note Indebtedness (or any Refinancing Indebtedness in respect thereof) or on account of any Indebtedness with respect to the 2013 Warrants or 2014 Warrants other than (a) regularly scheduled interest payments, together with any fees, costs and expenses from time to time owing on the 2012 Convertible Notes or the 2013 Convertible Notes (or any Refinancing Indebtedness in respect thereof), (b) Permitted Conversions, (c) payments to the indenture trustee with respect to the Convertible Note Indebtedness (or any Refinancing Indebtedness in respect thereof) of reasonable and customary compensation for its services as the indenture trustee and the reimbursement of reasonable fees, costs, and expenses incurred by it and disbursements and advances made by it in such capacity, (d) payments of the Convertible Note Indebtedness with proceeds of any Refinancing Indebtedness, (e) Permitted Exchanges and payments in connection therewith to the extent not prohibited by the definition of Permitted Exchange, and (f) the making of cash payments in lieu of issuing fractional shares in connection with any issuance of Stock resulting from the exercise of the 2013 Warrants (as in effect as of their respective issuance dates) or the 2014 Warrants (as in effect as of their respective issuance dates).

(c) The subsection titled “Additional Notices” appearing at the end of Section 18 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Additional Notices. Promptly and in any event within three (3) Business Days after the receipt by You or Gevo, Inc. of any notice from any holder of any 2013 Warrant or 2014 Warrant that such holder is exercising its right to require Gevo, Inc. or any successor entity to purchase such 2013 Warrant or 2014 Warrant pursuant to its terms.

(d) Section 21 of the Loan Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“2014 Issuance Closing Date” means the first date on which a 2014 Warrant is issued.

“2014 Warrants” means the warrants issued by Gevo, Inc. from time to time pursuant to any of the 2014 Warrant Agreements.

“2014 Warrant Agreements” means (a) the 2014 Senior Note Unit Warrant Agreement by and between Gevo, Inc. and American Stock Transfer & Trust Company, LLC, as amended, restated, replaced, extended, refinanced or otherwise modified from time to time and (b) the 2014 Common Stock Unit Warrant Agreement by and between Gevo, Inc. and American Stock Transfer & Trust Company, LLC, as amended, restated, replaced, extended, refinanced or otherwise modified from time to time.

“2014 Warrant Documents” means the 2014 Warrant Agreements, the 2014 Warrants and all other documents, instruments and agreements evidencing or governing the 2014 Warrants or providing for any other right in respect thereof, each as amended, modified, supplemented or restated from time to time in accordance with the terms of the 2014 Warrant Agreements.

(e) Section 21 of the Loan Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Fourth Amendment” means that certain Fourth Amendment to Amended and Restated Plain English Growth Capital Loan and Security Agreement dated as of July 31, 2014, by and between You and Us.

“Fourth Amendment Closing Date” means the date on which all of the conditions set forth in Section 5 of the Fourth Amendment have been satisfied.

4. Representations and Warranties. Agri-Energy hereby represents and warrants to TriplePoint that each of the representations and warranties contained in Section 11 of the Loan Agreement are true and correct in all material respects as of the date hereof, except such representations and warranties that relate expressly to an earlier date, in which case they are true and correct in all material respects as of such earlier date, in each case, after giving effect to this Amendment.

5. Conditions to Effectiveness. The effectiveness of this Amendment is subject to satisfaction of each of the following conditions:

(a) receipt by TriplePoint of this Amendment as executed by Agri-Energy, Gevo and TriplePoint,;

(b) receipt by TriplePoint of the Reaffirmation and Consent of Guarantor as executed by Gevo in form and substance acceptable to TriplePoint;

(c) receipt by TriplePoint of the Fifth Amendment to Plain English Security Agreement duly executed by Gevo and TriplePoint;

(d) receipt by TriplePoint of the officer’s certificate signed by Agri-Energy’s chief financial officer, together with copies of resolutions of the Board of Governors of Agri-Energy or other authorizing documents, in form and substance reasonably satisfactory to TriplePoint and its counsel, authorizing the execution and delivery of this Amendment and any related agreements;

(e) receipt by TriplePoint of the officer’s certificate signed by Gevo’s chief executive officer, together with copies of resolutions of the board of directors of Gevo or other authorizing documents, in form and substance reasonably satisfactory to TriplePoint and its counsel, authorizing the execution and delivery of the documents referenced in clauses (b) and (c) of this Section 5 and any related agreements; and

(f) the absence of any Defaults or Events of Default as of the date hereof.

6. Entire Agreement. This Amendment, together with the Loan Agreement and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof.

7. Recitals. The recitals to this Amendment shall constitute a part of the agreement of the parties hereto.

8. Applicable Law. This Amendment has been made, executed and delivered in the State of California and will be governed and construed for all purposes in accordance with the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

9. Consent To Jurisdiction And Venue. All judicial proceedings arising in or under or related to this Amendment may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Amendment, each Party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Amendment.

10. Mutual Waiver Of Jury Trial; Judicial Reference. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the Parties wish applicable state and federal laws to apply (rather than arbitration rules), the Parties desire that their disputes be resolved by a judge applying such applicable laws. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES SPECIFICALLY WAIVES ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY YOU AGAINST US OR OUR ASSIGNEE OR BY US OR OUR ASSIGNEE AGAINST YOU IN THE EVENT THAT THE FOREGOING JURY TRIAL WAIVER IS NOT ENFORCEABLE, ALL CLAIMS, INCLUDING ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE REFEREE SHALL REPORT A STATEMENT OF DECISION

TO THE COURT. NOTHING IN THIS SECTION SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE LAWFUL SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION AND ENFORCEABILITY OF THIS SECTION. THE PARTIES ACKNOWLEDGE THAT THE CLAIMS WILL NOT BE ADJUDICATED BY A JURY. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING CLAIMS THAT INVOLVE PERSONS OTHER THAN YOU AND US; CLAIMS THAT ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN YOU AND US; AND ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT, SPECIFIC PERFORMANCE OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND, ARISING OUT OF THIS AGREEMENT.

11. Signatures. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument. This Amendment may be executed and delivered by facsimile or transmitted electronically in either Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) and, upon such delivery, the facsimile, TIFF or PDF signature, as applicable, will be deemed to have the same effect as if the original signature had been delivered to the other party.

12. Costs and Expenses. Agri-Energy reaffirms its obligations to pay, in accordance with the terms of Section 20 of the Loan Agreement, all reasonable costs and expenses of TriplePoint in connection with the preparation, negotiation, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith.

13. Effect. Upon the effectiveness of this Amendment, from and after the date hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby and each reference in the other Loan Documents to the Loan Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

14. Conflict of Terms. In the event of any inconsistency between the provisions of this Amendment and any provision of the Loan Agreement, the terms and provisions of this Amendment shall govern and control.

15. Release. In consideration of the benefits provided to each of Agri-Energy and Gevo under this Amendment, each of Agri-Energy and Gevo hereby agrees as follows:

(a) Agri-Energy and Gevo, for themselves and on behalf of their respective successors and assigns, do hereby release, acquit and forever discharge TriplePoint, and the past or present officers, directors, attorneys, affiliates, employees and agents of TriplePoint, and each of their respective successors and assigns, from any and all claims, demands, obligations, liabilities, causes of action, offsets, damages, costs or expenses, of every type, kind or nature, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, including any claims that Agri-Energy, Gevo and their respective successors, counsel and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, that Agri- Energy or Gevo now has or may acquire against any one or more of them, arising out of events or transactions which occurred on or before the date hereof (each a “Released Claim” and collectively, the “Released Claims”), including without limitation, those Released Claims arising out of or connected with the transactions arising under or related to any of the Loan Documents.

(b) Each individual signing this Amendment on behalf of Agri-Energy and Gevo acknowledges that he or she has read each of the provisions of this section, and has had the opportunity to review the legal consequences of this section with an attorney. Agri-Energy and Gevo acknowledge and agree that they are aware of, familiar with, understand, and expressly waive the provisions of Section 1542 of the California Civil Code, and any other similar statute, code, law or regulation to the fullest extent it may waive such rights and benefits. Section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

(c) The provisions, waivers and releases set forth in this Section are binding upon Agri- Energy, Gevo and their respective assigns and successors in interest. The provisions, waivers and releases of this Section shall inure to the benefit of TriplePoint and its agents, employees, officers, directors, assigns and successors in interest. Agri-Energy and Gevo warrant and represent that they are the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and they have not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. Each of Agri-Energy and Gevo shall indemnify and hold harmless TriplePoint from and against any claim, demand, damage, debt and liability (including payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any such assignment or transfer. The provisions of this section shall survive the date hereof. Nothing herein is or should be construed to be a release of claims against Agri-Energy or Gevo or a satisfaction of any indebtedness.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed and delivered as of the date first above written.

AGRI-ENERGY, LLC

By:	/s/ Mike Willis
Name:	Mike Willis
Title:	Chief Financial Officer

GEVO, INC.

By:	/s/ Mike Willis
Name:	Mike Willis
Title:	Chief Financial Officer

TRIPLEPOINT CAPITAL LLC

By:	/s/ Sajal Srivastava
Name:	Sajal Srivastava
Title:	Chief Operating Officer